Exhibit 99.2

[LOGO] News Release

Sunoco, Inc.

1801 Market Street

Philadelphia, Pa. 19103-1699

For further information contact	For release: 8 a.m. October 23, 2003
Jerry Davis (media) 215-977-6298
Terry Delaney (investors) 215-977-6106

No. 3987

SUNOCO REPORTS THIRD QUARTER RESULTS

PHILADELPHIA, October 23, 2003—Sunoco, Inc. (NYSE: SUN) today reported net income of $109 million ($1.40 per share diluted) for the third quarter of 2003 versus a net loss of $10 million ($.13 per share diluted) for the 2002 third quarter. Results for the current quarter included a $15 million after-tax charge to write down the company’s one-third interest in a MTBE production facility in Mont Belvieu, TX. Excluding this special item, income for the third quarter of 2003 amounted to $124 million ($1.59 per share diluted). There were no special items in the prior-year third quarter.

For the first nine months of 2003, Sunoco reported net income of $276 million ($3.56 per share diluted) versus a net loss of $108 million ($1.42 per share diluted) for the 2002 nine-month period. Excluding special items, Sunoco’s income for the first nine months of 2003 was $291 million ($3.75 per share diluted) versus a loss of $91 million ($1.19 per share diluted).

“Good results from each of our businesses led to our highest quarterly earnings in over two years,” said John G. Drosdick, Sunoco Chairman and CEO. “Our Refining and Supply business was again the leading contributor, earning $98 million in the quarter. Improved gasoline demand and several industry operating issues resulted in strong refining margins. Operationally, our performance also continued to improve. For the quarter, crude unit

- more -

SUNOCO 3Q03 EARNINGS, PAGE 2

utilization was at 100 percent of rated capacity, which includes strong operations at our Toledo refinery, despite the power blackout in mid-August. Refining margins in our core U.S. northeast and mid-continent markets have been strong for much of this year and our refineries have operated at consistently high utilization levels. Year-to-date, Refining and Supply has earned $241 million.

“We are also encouraged by the improved results of our Chemicals business, which earned $21 million in the current quarter. For Sunoco Chemicals, margins and results have increased substantially over the past two quarters. With continued global economic growth, our Chemicals business should continue to increase its contribution to the company’s earnings in the future.”

Commenting further on the company’s results, Drosdick said, “Retail Marketing also recorded a good result for the quarter with earnings of $20 million. After lagging behind crude oil and wholesale gasoline price increases in July and August, retail margins recovered sharply in September and averaged 10 cents per gallon for the quarter. Our third-quarter results included a $4 million income contribution from the retail sites acquired from Speedway in June 2003. Year-to-date, Retail Marketing has earned $66 million.”

Drosdick continued, “Year-to-date, all five of our business units have improved results from 2002. Strategically, we have strengthened our Retail Marketing and Chemicals businesses through our 2003 transactions with Speedway and Equistar, respectively. We expect to generate sales proceeds of approximately $150 million from previously announced sales of selected retail sites in Mid-America and of our Chemicals plasticizer business. We continue to work with El Paso Corporation and the Federal Trade Commission to complete our purchase of the Eagle Point, NJ refinery and believe that we will be able to conclude this process by year-end. These transactions should substantially increase the company’s earnings power. We continue to maintain a strong balance sheet and have the financial capacity to pursue additional strategic opportunities.”

- more -

SUNOCO 3Q03 EARNINGS, PAGE 3

DETAILS OF THIRD QUARTER RESULTS

REFINING AND SUPPLY

Refining and Supply earned $98 million in the current quarter versus a loss of $18 million in the third quarter of 2002. Significantly higher margins and higher production volumes led to the much improved results versus the comparable prior-year quarter. Partially offsetting these positive factors were higher expenses, including refinery fuel costs.

Margins at each of Sunoco’s refining centers were much improved, particularly in the mid-continent region. While most product margins were higher, wholesale gasoline margins were especially strong during much of the quarter.

Operationally, total production increased at each refining system and, in total, was approximately 3.3 million barrels higher than the 2002 third quarter. At Sunoco’s Toledo refinery, crude and conversion unit throughputs were at near-record levels despite being impacted for several days by the electrical power failure in the region.

RETAIL MARKETING

Retail Marketing earned $20 million in the third quarter of 2003 versus $7 million in the third quarter of 2002. The increase in earnings was due largely to higher retail gasoline margins, which were up one cent per gallon compared to the prior-year quarter, and higher gasoline and distillate sales volumes. The Speedway acquisition, which was completed in June 2003, added $4 million after tax to earnings for the third quarter of 2003.

CHEMICALS

Chemicals earned $21 million in the third quarter of 2003 versus $10 million in the prior-year period. Average margins were 9.1 cents per pound, up almost 3 cents per pound versus the prior-year quarter. Margins for both phenol and polypropylene products were improved for the quarter. Results for the quarter included a $4 million after-tax income contribution related to a supply agreement with Equistar and from the polypropylene facility acquired from Equistar on March 31, 2003.

Partially offsetting these improvements were lower sales volumes, higher expenses including natural gas fuel costs, and lower equity earnings from Belvieu Environmental Fuels

- more -

SUNOCO 3Q03 EARNINGS, PAGE 4

(BEF), Sunoco’s joint venture MTBE interest. Sales volumes were lower, in part, due to maintenance activities at Sunoco operating plants, as well as at certain customer facilities.

LOGISTICS

Sunoco’s Logistics segment, which is comprised of Sunoco’s 75-percent interest in Sunoco Logistics Partners L.P. (NYSE: SXL) and certain other assets and joint venture interests, earned $9 million in both third-quarter periods.

COKE

The Coke business earned $11 million in the third quarter of 2003 versus $14 million in the third quarter of 2002. Results for the prior-year quarter included income from approximately 160,000 tons of coke sold from inventory during the period.

CORPORATE AND OTHER

Corporate administrative expenses were $10 million after tax in the current quarter versus $7 million in the comparable quarter last year. The increase was largely due to higher employee-related expenses, including pension and performance-related incentive compensation.

Net financing expenses were $25 million after tax in both third-quarter periods.

NINE MONTH RESULTS

Sunoco had net income of $276 million for the first nine months of 2003 versus a net loss of $108 million in the comparable 2002 period.

Year-to-date results for 2003 included the aforementioned $15 million after-tax charge associated with the write-down of the MTBE production facility. Results for the first nine months of 2002 included a $17 million after-tax provision primarily for asset write-downs and associated charges related to the shutdown of a polypropylene line at the La Porte, TX plant and the shutdown of certain processing units at the Toledo refinery. Also included in the provision was a $3 million after-tax accrual relating to a lawsuit concerning the Puerto Rico refinery, which was divested in December 2001. Excluding these special items, Sunoco

- more -

SUNOCO 3Q03 EARNINGS, PAGE 5

earned $291 million for the first nine months of 2003 versus a loss of $91 million in the comparable 2002 period.

The improvement in earnings was primarily due to higher margins in the Refining and Supply, Retail Marketing and Chemicals business units. Higher sales volumes in the Refining and Supply and Retail Marketing businesses also contributed to the improved results. Sunoco’s other business units also had slightly higher earnings in 2003. Partially offsetting these increases were higher expenses across the business units, primarily refinery fuel and utility costs and employee-related expenses and higher corporate and net financing expenses.

Sunoco, Inc., headquartered in Philadelphia, PA, is a leading manufacturer and marketer of petroleum and petrochemical products. With 730,000 barrels per day of refining capacity, over 4,600 retail sites selling gasoline and convenience items, interests in almost 11,000 miles of domestic crude oil and refined product pipelines and 34 product terminals, Sunoco is one of the largest independent refiner-marketers in the United States. Sunoco is a growing force in petrochemicals with approximately six billion pounds of annual sales, largely chemical intermediates used in the manufacture of fibers, plastics, film and resins. Utilizing a proprietary technology, Sunoco also manufactures two million tons annually of high-quality blast furnace coke for use in the steel industry.

Anyone interested in obtaining further insights into this quarter’s results can monitor the Company’s quarterly teleconference call, which is scheduled for 3:00 p.m. ET today (October 23, 2003). It can be accessed through Sunoco’s Web site—www.SunocoInc.com. It is suggested that you visit the site prior to the teleconference to ensure that you have downloaded any necessary software.

NOTE: In this earnings release, Sunoco has provided income (loss) before special items in addition to net income (loss) determined in accordance with generally accepted accounting principles (GAAP). This non-GAAP financial measure is used by Sunoco management to evaluate financial and operating performance as the special items are not directly related to operating results for the period. It also facilitates comparisons to prior-period financial results and to the results of the company’s competitors. The measure is also comparable to earnings forecasts made by securities analysts and others, which generally exclude special items as

- more -

SUNOCO 3Q03 EARNINGS, PAGE 6

they are difficult to predict in advance. A reconciliation of income before special items to GAAP net income is presented in the Earnings Profile of Sunoco Businesses on pages 8, 9, 15 and 16 in this release. Special items are not allocated to Sunoco’s business segments in its consolidated financial statements. Income (loss) before special items should not be considered a substitute for net income (loss).

Those statements made in this release that are not historical facts are forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Sunoco believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and necessarily involve risks that may affect Sunoco’s business prospects and performance causing actual results to differ from those discussed in the foregoing release. Such risks and uncertainties include, by way of example and not of limitation: general business and economic conditions; competitive products and pricing; changes in refining, chemical and other product margins; variation in petroleum-based commodity prices and availability of crude oil supply or transportation; fluctuations in supply of feedstocks and demand for products manufactured; changes in operating conditions and costs; changes in the expected level of environmental capital, operating or remediation expenditures; potential equipment malfunction; potential labor relations problems; the legislative and regulatory environment; plant construction/repair delays; nonperformance by major customers, suppliers or other business partners; and political and economic conditions, including the impact of potential terrorist acts and international hostilities. These and other applicable risks and uncertainties have been described more fully in Sunoco’s second quarter Form 10-Q filed with the Securities and Exchange Commission on August 7, 2003 and in other periodic reports filed with the Securities and Exchange Commission. Sunoco undertakes no obligation to update any forward-looking statements in this release, whether as a result of new information or future events.

-END OF TEXT, CHARTS FOLLOW-

-more-

SUNOCO 3Q03 EARNINGS, PAGE 7

Sunoco, Inc.

2003 Third Quarter and Nine-Month Financial Summary

(Unaudited)

Third Quarter	2003	2002
Revenues	$4,594,000,000	$3,812,000,000
Net Income (Loss)	$109,000,000	$(10,000,000	)*
Net Income (Loss) Per Share of Common Stock:
Basic	$1.41	$(.13)
Diluted	$1.40	$(.13	)**

Weighted Average Number of Shares Outstanding (In Millions):
Basic	77.1	76.3
Diluted	78.0	76.3	**
Nine Months
Revenues	$13,353,000,000	$10,299,000,000
Net Income (Loss)	$276,000,000	$(108,000,000	)*
Net Income (Loss) Per Share of Common Stock:
Basic	$3.59	$(1.42)
Diluted	$3.56	$(1.42	)**
Weighted Average Number of Shares
Outstanding (In Millions):
Basic	76.8	76.2
Diluted	77.6	76.2	**

*	Restated to reflect the adoption of the fair value method of accounting for employee stock compensation plans effective January 1, 2002.

**	Since the assumed issuance of common stock under stock incentive awards would not have been dilutive, the diluted per share amounts are equal to the basic per share amounts.

-more-

SUNOCO 3Q03 EARNINGS, PAGE 8

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars)

(Unaudited)

	Three Months Ended September 30
	2003	2002	Variance
Refining and Supply	$98	$(18)	$116
Retail Marketing	20	7	13
Chemicals	21	10	11
Logistics	9	9	—
Coke	11	14	(3)
Corporate and Other:
Corporate expenses	(10)	(7)	(3)
Net financing expenses and other	(25)	(25)	—

	124	(10)	134
Asset write-downs and other matters	(15)	—	(15)

Consolidated net income (loss)	$109	$(10)	$119

Earnings per share of common stock (diluted):
Income (loss) before special items	$1.59	$(.13)	$1.72
Special items	(.19)	—	(.19)

Net income (loss)	$1.40	$(.13)	$1.53

-more-

SUNOCO 3Q03 EARNINGS, PAGE 9

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars)

(Unaudited)

	Nine Months Ended September 30
	2003	2002	Variance
Refining and Supply	$241	$(79)	$320
Retail Marketing	66	8	58
Chemicals	27	11	16
Logistics	29	26	3
Coke	32	30	2
Corporate and Other:
Corporate expenses	(29)	(21)	(8)
Net financing expenses and other	(75)	(66)	(9)

	291	(91)	382
Asset write-downs and other matters	(15)	(17)	2

Consolidated net income (loss)	$276	$(108)	$384

Earnings per share of common stock (diluted):
Income (loss) before special items	$3.75	$(1.19)	$4.94
Special items	(.19)	(.23)	.04

Net income (loss)	$3.56	$(1.42)	$4.98

- more -

SUNOCO 3Q03 EARNINGS, PAGE 10

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

Certain revisions to Sunoco’s Financial and Operating Statistics have been made to the 2002 amounts to conform to the 2003 presentation. The primary changes provide refinery production volumes (instead of the previously reported sales volumes) and realized refining margin per barrel on the basis of production available for sale (instead of the previously reported sales volumes which included purchase-for-sale activity). More detailed information concerning refining throughputs has also been provided. Additionally, the value of internally produced fuel at Sunoco’s refineries and chemical plants, which was previously shown as an operating expense, is now shown as a reduction to realized margins.

Note: Comparable Financial and Operating Statistics for periods dating back to 1999 are available at Sunoco’s website, www.SunocoInc.com, under “Shareholder and Financial Information—Financial Reports”.

	For the Three Months Ended September 30		For the Nine Months Ended September 30
	2003	2002	2003	2002
TOTAL REFINING AND SUPPLY
Income (Loss) (Millions of Dollars)	$98	$(18)	$241	$(79)
Realized Wholesale Margin* (Per Barrel of Production Available for Sale)	$5.36	$2.65	$5.00	$2.35
Crude Inputs as Percent of Crude Unit Rated Capacity	100	94	98	94
Throughputs (Thousand Barrels Daily):
Crude Oil	727.2	686.7	718.1	688.8
Other Feedstocks	50.5	55.4	53.1	58.6

Total Throughputs	777.7	742.1	771.2	747.4

Products Manufactured (Thousand Barrels Daily):
Gasoline	388.9	375.9	374.3	376.0
Middle Distillates	236.0	228.0	238.1	227.5
Residual Fuel	64.7	51.6	63.0	55.8
Petrochemicals	29.7	28.5	28.1	30.8
Lubricants	13.9	13.8	13.7	13.9
Other	74.5	73.3	83.7	74.1

Total Production	807.7	771.1	800.9	778.1
Less: Production Used as Fuel in Refinery Operations	38.1	37.6	37.9	37.3

Total Production Available for Sale	769.6	733.5	763.0	740.8

*	Wholesale sales revenue less cost of crude oil, other feedstocks, product purchases and related terminalling and transportation.

- more -

SUNOCO 3Q03 EARNINGS, PAGE 11

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended September 30		For the Nine Months Ended September 30
	2003	2002	2003	2002
Northeast Refining System

Realized Wholesale Margin (Per Barrel of Production Available for Sale)	$4.81	$2.25	$4.96	$1.91
Market Benchmark 6-3-2-1 (Per Barrel)	$5.58	$2.32	$5.99	$1.80
Crude Inputs as Percent of Crude Unit Rated Capacity	99	94	98	94
Throughputs (Thousand Barrels Daily):
Crude Oil	499.2	475.9	493.4	476.8
Other Feedstocks	44.4	46.8	46.5	51.3

Total Throughputs	543.6	522.7	539.9	528.1

Products Manufactured (Thousand Barrels Daily):
Gasoline	266.2	269.8	262.3	267.1
Middle Distillates	173.5	164.4	171.7	165.5
Residual Fuel	60.5	47.7	58.9	52.0
Petrochemicals	21.4	20.7	20.8	22.9
Other	41.3	40.7	46.7	42.4

Total Production	562.9	543.3	560.4	549.9
Less: Production Used as Fuel in Refinery Operations	26.6	26.9	26.9	26.7

Total Production Available for Sale	536.3	516.4	533.5	523.2

Toledo Refinery

Realized Wholesale Margin (Per Barrel of Production Available for Sale)	$7.31	$3.39	$5.53	$2.95
Market Benchmark 4-3-1 (Per Barrel)	$7.93	$4.36	$6.59	$4.08
Crude Inputs as Percent of Crude Unit Rated Capacity	106	95	101	95
Throughputs (Thousand Barrels Daily):
Crude Oil	147.8	132.7	141.6	132.7
Other Feedstocks	6.0	8.0	6.2	6.9

Total Throughputs	153.8	140.7	147.8	139.6

-more-

SUNOCO 3Q03 EARNINGS, PAGE 12

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended September 30		For the Nine Months Ended September 30
	2003	2002	2003	2002
Toledo Refinery (Continued)

Products Manufactured (Thousand Barrels Daily):
Gasoline	104.7	87.4	94.5	87.9
Middle Distillates	34.4	37.6	37.1	34.9
Residual Fuel	4.2	3.9	4.1	3.8
Petrochemicals	8.3	7.8	7.3	7.9
Other	12.9	12.2	13.7	13.5

Total Production	164.5	148.9	156.7	148.0
Less: Production Used as Fuel in Refinery Operations	9.4	8.8	9.0	8.6

Total Production Available for Sale	155.1	140.1	147.7	139.4

Tulsa Refinery

Realized Wholesale Margin (Per Barrel of Production Available for Sale)	$5.32	$3.96	$4.29	$4.29
Market Benchmark 3-1-2 (Per Barrel)	$6.08	$3.95	$5.59	$3.10
Crude Inputs as Percent of Crude Unit Rated Capacity	94	92	98	93
Throughputs (Thousand Barrels Daily):
Crude Oil	80.2	78.1	83.1	79.3
Other Feedstocks	.1	.6	.4	.4

Total Throughputs	80.3	78.7	83.5	79.7

Products Manufactured (Thousand Barrels Daily):
Gasoline	18.0	18.7	17.5	21.0
Middle Distillates	28.1	26.0	29.3	27.1
Lubricants	13.9	13.8	13.7	13.9
Other	20.3	20.4	23.3	18.2

Total Production	80.3	78.9	83.8	80.2
Less: Production Used as Fuel in Refinery Operations	2.1	1.9	2.0	2.0

Total Production Available for Sale	78.2	77.0	81.8	78.2

-more-

SUNOCO 3Q03 EARNINGS, PAGE 13

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended September 30		For the Nine Months Ended September 30
	2003	2002	2003	2002
RETAIL MARKETING
Income (Millions of Dollars)	$20	$7	$66	$8
Retail Margin (Per Barrel):
Gasoline	$4.20	$3.85	$4.21	$3.04
Middle Distillates	$3.25	$2.63	$4.86	$4.03
Sales of Petroleum Products (Thousand Barrels Daily):
Gasoline	303.6	270.9	275.1	261.2
Middle Distillates	38.0	33.8	39.9	35.3

	341.6	304.7	315.0	296.5

Total Retail Gasoline Outlets, End of Period	4,620	4,408	4,620	4,408
Throughput per Company Owned or Leased Outlet (M Gal/Site/Month)	127	120	115	113
Convenience Stores:
Total Stores, End of Period	842	644	842	644
Merchandise Sales (M$/Store/Month)	$80	$76	$73	$68
Merchandise Margin (Company Operated)(% of Sales)	24%	25%	24%	25%

CHEMICALS
Income (Millions of Dollars)	$21	$10	$27	$11
Margin (Cents per Pound) – All Products	9.1	6.3	7.6	5.9
Sales (Millions of Pounds):
Phenol and Related Products (including Bisphenol-A)	635	757	1,934	2,094
Polypropylene*	403	320	1,139	1,040
Plasticizers	155	149	446	460
Propylene	191	198	578	568
Other	34	43	116	142

	1,418	1,467	4,213	4,304

Margin for Key Products** (Cents per Pound)
Phenol and Related Products***	14.3	7.4	12.8	5.8
Polypropylene*	12.6	10.8	10.7	9.3

*	Excludes Epsilon Products Company, LLC polypropylene joint venture.
**	Before terminalling and transportation costs.
***	Consists of margin for phenol and byproducts divided by phenol sales volumes. Excludes margin and sales volumes attributable to a long-term, cost-based contract with Honeywell International Inc.

- more -

SUNOCO 3Q03 EARNINGS, PAGE 14

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended September 30		For the Nine Months Ended September 30
	2003	2002	2003		2002
COKE
Income (Millions of Dollars)	$ 11	$ 14	$ 32		$30
Coke Production (Thousands of Tons)	517	529	1,511		1,487
Coke Sales (Thousands of Tons)	516	690	1,511		1,540

CAPITAL EXPENDITURES (Millions of Dollars)
Refining and Supply	$ 60	$ 32	$ 163		$110
Retail Marketing	27	34	62	*	81
Chemicals	8	7	18	**	23
Logistics	9	12	24		27
Coke	1	1	3		3

	$ 105	$ 86	$ 270		$244

*       Excludes $162 million purchase from a subsidiary of Marathon Ashland Petroleum LLC of 193 direct Speedway retail gasoline sites located primarily in Florida and South Carolina, including related inventory.

**     Excludes $198 million associated with the formation of a propylene partnership with Equistar Chemicals, L.P., which includes a 700 million pounds-per-year, 15-year propylene supply contract with Sunoco, and the acquisition of Equistar’s Bayport polypropylene facility.

DEPRECIATION, DEPLETION AND AMORTIZATION (Millions of Dollars)
Refining and Supply	$ 42	$ 38	$ 121		$ 114
Retail Marketing	25	25	73		71
Chemicals	16	11	43		32
Logistics	6	7	20		19
Coke	4	3	10		9

	$ 93	$ 84	$ 267		$ 245

BALANCE SHEET INFORMATION (Millions of Dollars)	At September 30 2003	At December 31 2002
Cash and Cash Equivalents	$355	$390
Total Borrowings (including Current Portion)	$1,458	$1,455
Shareholders’ Equity	$1,619	$1,394

- more -

SUNOCO 3Q03 EARNINGS, PAGE 15

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars)

(Unaudited)

	2002*
	1st	2nd	3rd	4th	Total
Refining and Supply	$(76)	$15	$(18)	$48	$(31)
Retail Marketing	(20)	21	7	12	20
Chemicals	2	(1)	10	17	28
Logistics	8	9	9	7	33
Coke	7	9	14	12	42
Corporate and Other:
Corporate expenses	(8)	(6)	(7)	(5)	(26)
Net financing expenses and other	(20)	(21)	(25)	(25)	(91)

	(107)	26	(10)	66	(25)
Asset write-downs and other matters	—	(17)	—	(5)	(22)

Consolidated net income (loss)	$(107)	$9	$(10)	$61	$(47)

Earnings per share of common stock (diluted):
Income (loss) before special items	$(1.41)	$.34	$(.13)	$.86	$(.33)
Special items	—	(.22)	—	(.07)	(.29)

Net income (loss)	$(1.41)	$.12	$(.13)	$.79	$(.62)

*	During the fourth quarter of 2002, Sunoco adopted the fair value method of accounting for employee stock compensation plans. In connection therewith, the Company recognized $4 million of after-tax expense in 2002 ($1 million in each quarter) for all unvested stock options attributable to the vesting that occurred in 2002. The first three quarters of 2002 were restated to give retroactive effect to this accounting change.

-more-

SUNOCO 3Q03 EARNINGS, PAGE 16

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars)

(Unaudited)

	2003
	1st	2nd	3rd
Refining and Supply	$93	$50	$98
Retail Marketing	10	36	20
Chemicals	(4)	10	21
Logistics	11	9	9
Coke	10	11	11
Corporate and Other:
Corporate expenses	(9)	(10)	(10)
Net financing expenses and other	(25)	(25)	(25)

	86	81	124
Asset write-downs and other matters	—	—	(15)

Consolidated net income	$86	$81	$109

Earnings per share of common stock (diluted):
Income before special items	$1.12	$1.04	$1.59
Special items	—	—	(.19)

Net income	$1.12	$1.04	$1.40

-more-

SUNOCO 3Q03 EARNINGS, PAGE 17

Sunoco, Inc.

Consolidated Statements of Operations

(Millions of Dollars)

(Unaudited)

	2002*
	1st	2nd	3rd	4th	Total
REVENUES
Sales and other operating revenue (including consumer excise taxes)	$2,918	$3,527	$3,789	$4,065	$14,299
Interest income	1	2	2	2	7
Other income	12	27	21	18	78

	2,931	3,556	3,812	4,085	14,384

COSTS AND EXPENSES
Cost of products sold and operating expenses	2,380	2,780	3,047	3,223	11,430
Consumer excise taxes	428	460	478	468	1,834
Selling, general and administrative expenses	154	146	166	156	622
Depreciation, depletion and amortization	79	82	84	84	329
Payroll, property and other taxes	28	23	25	24	100
Provision for write-down of assets and other matters	—	26	—	8	34
Interest cost and debt expense	26	28	29	28	111
Interest capitalized	—	(1)	(1)	(1)	(3)

	3,095	3,544	3,828	3,990	14,457
Income (loss) before income tax expense (benefit)	(164)	12	(16)	95	(73)
Income tax expense (benefit)	(57)	3	(6)	34	(26)

Net Income (Loss)	$(107)	$9	$(10)	$61	$(47)

*	During the fourth quarter of 2002, Sunoco adopted the fair value method of accounting for employee stock compensation plans. In connection therewith, the Company recognized $4 million of after-tax expense in 2002 ($1 million in each quarter) for all unvested stock options attributable to the vesting that occurred in 2002. The first three quarters of 2002 were restated to give retroactive effect to this accounting change.

-more-

SUNOCO 3Q03 EARNINGS, PAGE 18

Sunoco, Inc.

Consolidated Statements of Operations

(Millions of Dollars)

(Unaudited)

	2003
	1st	2nd	3rd
REVENUES
Sales and other operating revenue (including consumer excise taxes)	$4,560	$4,169	$4,601
Interest income	3	2	1
Other income (loss)	7	18	(8)

	4,570	4,189	4,594

COSTS AND EXPENSES
Cost of products sold and operating expenses	3,701	3,250	3,515
Consumer excise taxes	437	490	556
Selling, general and administrative expenses	160	178	199
Depreciation, depletion and amortization	84	90	93
Payroll, property and other taxes	27	24	30
Interest cost and debt expense	28	29	28
Interest capitalized	(1)	—	(1)

	4,436	4,061	4,420
Income before income tax expense	134	128	174
Income tax expense	48	47	65

Net Income	$86	$81	$109

-END OF SUNOCO 3Q03 EARNINGS REPORT-